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                                                                    EXHIBIT 99.1


         ALPHASERV.COM FINALIZES AGREEMENT TO SELL MANAGED SERVICES AND
                    PROPRIETARY HARDWARE BUSINESS DIVISIONS

                 Company To Focus on Expanding its Internet and
                       Professional IT Services Divisions

SANTA ANA, Calif., Feb. 01, 2000 - AlphaServ.com (NasdaqNM: ALMI), announced today that it has completed the transaction with California-based R. E. Mahmarian Enterprises LLC ("REM") for the sale of its managed services division, which includes its proprietary hardware manufacturing group, on substantially the terms described in the company's news release issued on January 4, 2000. As previously announced, REM will have use of the Alpha Microsystems name, in addition to all trade names, logos and trademarks associated with the acquired businesses.

"The finalization of this transaction signifies the consummation of our strategic business plan to focus on our two highest potential businesses - the Internet technology division and the IT professional services group," said Douglas J. Tullio, AlphaServ.com's chairman, chief executive officer and president. "We can now concentrate on expanding the sales and marketing efforts of our Internet division, soon to be operating under the name, NQL Solutions Inc.," continued Tullio. "We plan on growing our technical development group within this division as well as identifying and evaluating potential strategic partnership opportunities. Our recent announcement of the NQL Virtual VCR function and the availability of our Network Query Language (NQL) on the wireless Palm Computing platform has been very well received and we plan to take a more aggressive approach in the Internet market."

"The completion of this transaction also enables us to now focus on growing our professional services division through the expansion of services to customers primarily in the vertical markets in which we specialize, such as the major accounting firms, financial institutions, hospitals and pharmaceutical companies located in the northeastern U.S." Tullio added, "At the same time, we will continue pursuing strategic acquisitions in this area to further enhance our professional services offering and increase our market share."

About AlphaServ.com

AlphaServ.com, the d.b.a. name for Alpha Microsystems, is a premier provider of professional services to the IT marketplace. The company's services include Internet and Intranet consulting and networking as well as onsite network support for customers primarily located in the northeastern U.S. For more information, visit the company's Web site at www.alphaserv.com. The Internet division of AlphaServ.com, which will be marketing its technologies under the NQL Solutions name, is the premier provider of intelligent agent technologies to the global marketplace. This division develops and deploys enabling software technologies based on its Network Query Language to partner systems integrators that create information solutions for today's e-businesses, as well as to organizations developing software applications and Internet services. For more information, visit www.NQLsolutions.com or call 888.785.3370.

 Certain statements in this press release, including statements regarding the company's plans to grow its technical development group, to take a more aggressive approach in the Internet market and to continue pursuing acquisitions to further enhance its professional services offering and increase its market share, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including (i) the company's ability to identify and fund acquisitions in the professional services area (ii) the company's ability to fund and retain the necessary personnel to continue technical development in the Internet division (iii) the ability of the company to identify and obtain additional funding for its NQL Solutions subsidiary and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.


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